Schedule A to the
Distribution Plan (12b-1 Plan)
Dated August 10, 2026

Series of ETF Series Solutions	Rule 12b-1 Fee
Vident International Equity Strategy ETF	0.25% of average daily net assets
Vident U.S. Equity Strategy ETF	0.25% of average daily net assets
Acquirers Small and Micro Deep Value ETF	0.25% of average daily net assets
Vident U.S. Bond Strategy ETF	0.25% of average daily net assets
U.S. Global Jets ETF	0.25% of average daily net assets
U.S. Global GO GOLD and Precious Metal Miners ETF	0.25% of average daily net assets
Aptus Drawdown Managed Equity ETF	0.25% of average daily net assets
ClearShares OCIO ETF	0.25% of average daily net assets
AAM S&P 500 High Dividend Value ETF	0.25% of average daily net assets
U.S. Diversified Real Estate ETF	0.25% of average daily net assets
Opus Small Cap Value ETF	0.25% of average daily net assets
ClearShares Ultra-Short Maturity ETF	0.25% of average daily net assets
Defiance Quantum ETF	0.25% of average daily net assets
Aptus Defined Risk ETF	0.25% of average daily net assets
Distillate U.S. Fundamental Stability & Value ETF	0.25% of average daily net assets
US Vegan Climate ETF	0.25% of average daily net assets
The Acquirers Fund	0.25% of average daily net assets
Defiance Space & Connective Tech ETF	0.25% of average daily net assets
Hoya Capital Housing ETF	0.25% of average daily net assets
Colterpoint Net Lease Real Estate ETF	0.25% of average daily net assets
Aptus Collared Investment Opportunity ETF	0.25% of average daily net assets
AAM Low Duration Preferred and Income Securities ETF	0.25% of average daily net assets
LHA Market State Tactical Beta ETF	0.25% of average daily net assets
ClearShares Piton Intermediate Fixed Income ETF	0.25% of average daily net assets
ETFB Green SRI REITs ETF	0.25% of average daily net assets
Distillate International Fundamental Stability & Value ETF	0.25% of average daily net assets
Aptus International Enhanced Yield ETF	0.25% of average daily net assets
Bahl & Gaynor Small/Mid Cap Income Growth ETF	0.25% of average daily net assets
McElhenny Sheffield Managed Risk ETF	0.25% of average daily net assets
Hoya Capital High Dividend Yield ETF	0.25% of average daily net assets
U.S. Global Sea to Sky Cargo ETF	0.25% of average daily net assets
LHA Market State Tactical Q ETF	0.25% of average daily net assets
AAM Transformers ETF	0.25% of average daily net assets
Aptus Enhanced Yield ETF	0.25% of average daily net assets
Distillate Small/Mid Cash Flow ETF	0.25% of average daily net assets
Aptus Large Cap Enhanced Yield ETF	0.25% of average daily net assets
Bahl & Gaynor Income Growth ETF	0.25% of average daily net assets
The Brinsmere Fund – Growth ETF	0.25% of average daily net assets
The Brinsmere Fund – Conservative ETF	0.25% of average daily net assets
Aptus January Buffer ETF	0.25% of average daily net assets
Aptus April Buffer ETF	0.25% of average daily net assets
Aptus July Buffer ETF	0.25% of average daily net assets
Aptus October Buffer ETF	0.25% of average daily net assets
U.S. Global Technology and Aerospace & Defense ETF	0.25% of average daily net assets

AAM Brentview Dividend Growth ETF	0.25% of average daily net assets
AAM Sawgrass U.S. Large Cap Quality Growth ETF	0.25% of average daily net assets
AAM Sawgrass U.S. Small Cap Quality Growth ETF	0.25% of average daily net assets
AAM SLC Low Duration Income ETF	0.25% of average daily net assets
Aptus Deferred Income ETF	0.25% of average daily net assets
Aptus Large Cap Upside ETF	0.25% of average daily net assets
Bahl & Gaynor Small Cap Dividend ETF	0.25% of average daily net assets
Bahl & Gaynor Dividend ETF	0.25% of average daily net assets
The Frontier Economic Fund	0.25% of average daily net assets
AAM Todd International Intrinsic Value ETF	0.25% of average daily net assets
Defiance Drone and Modern Warfare ETF	0.25% of average daily net assets
AAM Crescent CLO ETF	0.25% of average daily net assets
Defiance GRNY Option Income ETF	0.25% of average daily net assets
Defiance DRAM Option Income ETF	0.25% of average daily net assets
Defiance BMNR Option Income ETF	0.25% of average daily net assets
Defiance Retail Kings ETF	0.25% of average daily net assets
Aptus Laddered Buffer ETF	0.25% of average daily net assets
Aptus January Deep Buffer ETF	0.25% of average daily net assets
Aptus April Deep Buffer ETF	0.25% of average daily net assets
Aptus July Deep Buffer ETF	0.25% of average daily net assets
Aptus October Deep Buffer ETF	0.25% of average daily net assets
Aptus Laddered Deep Buffer ETF	0.25% of average daily net assets
Defiance Autism Impact ETF	0.25% of average daily net assets
Defiance US 100 Tech AI Moat ETF	0.25% of average daily net assets
Defiance US 100 Tech Ex Software ETF	0.25% of average daily net assets
Defiance China Robotics ETF	0.25% of average daily net assets
Defiance Inference AI Chip ETF	0.25% of average daily net assets
Defiance AI Packaging & Testing ETF	0.25% of average daily net assets
Defiance Memory & Photonics ETF	0.25% of average daily net assets
Defiance Plumbing & Electrical ETF	0.25% of average daily net assets

For all services rendered pursuant to the Rule 12b-1 Agreement, we shall pay you the fee shown above calculated as follows:
The above fee as a percentage of the average daily net assets of the Fund (computed on an annual basis) which are owned of record by your firm as nominee for your customers or which are owned by those customers of your firm whose records, as maintained by the Trust or its agent, designate your firm as the customer’s dealer or service provider of record.
We shall make the determination of the net asset value, which determination shall be made in the manner specified in the Fund’s current prospectus, and pay to you, on the basis of such determination, the fee specified above, to the extent permitted under the Plan.